EXHIBIT 99.1

October 17, 2016
Alfred F. Kelly Jr.
c/o Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199-3600
Dear Al:
We are pleased to offer you the opportunity to join Visa Inc. (“Visa” or the “Company”). Your first day of employment with Visa will be October 31, 2016. You will initially be appointed as CEO Designate for the period commencing on your first day of employment until December 1, 2016. Effective December 1, 2016 you will be appointed as Chief Executive Officer of the Company. As CEO Designate and Chief Executive Officer, you will report to the Board of Directors of the Company (the “Board”). In addition, upon the commencement of your employment with the Company you will continue to serve on the Board.
As discussed, your base salary will be paid at the rate of $1,250,000 per annum (less applicable deductions and withholdings) and is payable on a semi-monthly basis, in accordance with Visa’s regular payroll practices.
In addition, you will be eligible to participate in the Visa Inc. Incentive Plan (or any successor annual incentive plan in which senior executives of the Company participate, the “VIP”). Your bonus target under the VIP is two hundred fifty percent (250%) of your base salary, with a maximum bonus opportunity of five hundred percent (500%) of your base salary, subject to the terms and conditions of the VIP. Visa’s fiscal year begins on October 1, and any bonus for which you are eligible under the VIP for fiscal year 2017 will be paid in November 2017. We will provide you with additional information about the VIP following the commencement of your employment.
You will receive a long-term equity incentive award with an effective date of grant that is the next quarterly grant date after your employment commences, which is expected to be November 19, 2016 (the “Initial Equity Award”). The Initial Equity Award shall have an aggregate grant date value of $11,000,000 and shall be denominated in performance shares, stock options and restricted stock units in accordance with the allocation determined by the Compensation Committee for the Company’s other senior executives, and the number of shares of Visa common stock subject to such grants shall be determined by the Compensation Committee based on the “fair value” of each grant type as determined by Visa under applicable accounting standards. The Initial Equity Award will otherwise be subject to the terms and conditions of the Visa Inc. 2007 Equity Incentive Compensation Plan, as amended and the individual award agreements corresponding to the awards, as well as such other terms and conditions as the Compensation Committee may determine, provided that such individual award agreements and terms and conditions are not less favorable to you (as an executive) than those that apply to equity awards made to other senior executives of the Company.
You will receive a make-whole equity award with a grant date value of $6,300,000, comprised of restricted stock units, with the number of shares of Visa common stock subject to such grant being determined by the Compensation Committee based on the “fair value” of such award as determined by Visa under applicable accounting standards. If, within 90 days following your termination of employment with your current employer, your current employer fails to exercise its call right in respect of the fully vested equity investment of $1,000,000 that you have made in your current employer, then you will receive an additional make-whole equity award with a grant date value of $1,000,000, comprised of restricted stock units, with the number of shares of Visa common stock subject to such additional grant being determined by the Compensation Committee based on the “fair value” of such award as determined by Visa under applicable accounting standards. The awards described in the two immediately preceding sentences are herein referred to separately and collectively as your “Make-Whole Award.” The Make-Whole Award shall become vested in three substantially equal installments on each of the three anniversaries of the first quarterly grant date after your employment commences, which is expected to be November 19, 2016, assuming your continued employment by Visa through each such date; provided, that upon the termination of your employment by Visa without Cause1 or your resignation of employment with Visa for Good Reason2, conditioned on your execution and failure to revoke a release of claims against the Company and its affiliates in the form attached to the Visa Inc. Executive Severance Plan (the “Plan”), the Make-Whole Award will become vested with respect to that number of shares of Visa common stock with respect to which the Make-Whole Award would have become vested assuming you had continued employment with Visa for the twelve month period following your termination of employment. Further, in the event of your death or Disability (as defined in the Plan), the Make-Whole Award will become vested with respect to 100% of the shares subject thereto. The Make-Whole Award will otherwise be subject to the terms and conditions of the Visa Inc. 2007 Equity Incentive Compensation Plan, as amended, and the individual award agreement corresponding to the award(s). The effective date of grant of your Make-Whole Award will be the next quarterly grant date after your employment commences, which is expected to be November 19, 2016, or if it is not yet determinable whether you are eligible to receive the award described in the second sentence of this paragraph as of such date, the award described in the second sentence of this paragraph shall be granted as of the next quarterly grant date following the date on which it is determined that you are eligible to receive such award.
During your employment by Visa, you shall be entitled to personal use of Company owned aircraft, up to an annual maximum of $500,000 for the lesser of (1) any expenses set forth in Federal Aviation Regulations Section 91.501(d)(1)-(d)(10), as amended from time to time or (2) the incremental cost to the Company as determined in accordance with Item 402 of Regulation S-K (such lesser amount, “Direct Operating Costs”) that are, in each case, incurred in connection with such usage, and subject to your obligation to promptly reimburse Visa for such Direct Operating Costs of any such use of the Company’s owned aircraft.
To the extent that any reimbursements payable to you pursuant to this offer letter are subject to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, such reimbursements shall be paid to you no later
1     For purposes of the Make-Whole Award, the Initial Equity Award and any subsequent equity awards that you may be granted, and the Plan, “Cause” shall mean (i) your willful failure to perform your duties with the Company or any subsidiary or controlled affiliate thereof (other than any such failure resulting from incapacity due to physical or mental illness); (ii) your willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company; (iii) your conviction of, or plea of guilty or nolo contendere to, a charge of commission of a felony; or (iv) your disclosure of confidential information in violation of the Company’s written policies which is materially and demonstrably injurious to the Company; provided, that no act or failure to act, on your part, shall be considered “willful” unless it is done, or omitted to be done, by you in bad faith or without reasonable belief that your action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by you in good faith and in the best interests of the Company. The cessation of employment by you shall not be deemed to be for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to you and you are given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, you are guilty of the conduct described in clauses (i), (ii) or (iv) above, and specifying the particulars thereof in detail.
2     For purposes of the Make-Whole Award, “Good Reason: shall mean (i) the assignment to you of any duties inconsistent with your position (including status, offices, titles and reporting requirements), authority, duties or responsibilities or any action by the Company which results in a diminution in any of the foregoing, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by you; (ii) any failure by the Company to provide you with the compensation or other benefits contemplated under this offer letter, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by you; (iii) any other material breach of this offer letter by the Company; or (iv) any failure by the Company to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to satisfy all of the obligations under this offer letter in the same manner and to the same extent that the Company would be required to satisfy such obligations if no such succession had taken place.

than December 31 of the year following the year in which the cost was incurred, the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, and your right to reimbursement under this offer letter will not be subject to liquidation or exchange for another benefit.
We are pleased to confirm that effective upon your commencement of employment with Visa, you will be covered under Visa’s group benefit plans, in accordance with their terms and subject to their exclusions and limitations. Visa reserves the right to amend, modify or terminate (in whole or in part) any of our benefits programs at any time. Please see materials in your new hire packet for additional information on the benefits provided by Visa. During your employment by Visa you will be provided coverage under the Company’s directors and officers liability insurance policy and form of indemnification agreement as in effect for other senior executives of the Company, provided that such indemnification agreement shall provide for your indemnification by the Company to the fullest extent permitted by applicable law.
You are also eligible to become a participant (a “Participant”) in the Plan and thereby will be eligible to receive the severance benefits set forth in the Plan subject to the terms of the Plan. A copy of the Plan is attached to this offer letter. You should read it carefully and become comfortable with its terms and conditions, as well as the terms and conditions set forth below. Capitalized terms not defined in this offer letter will have the meanings assigned to them in the Plan.
This offer letter constitutes your Letter Agreement under the Plan, and by accepting this offer letter, you will be acknowledging and agreeing to the following provisions:

•	that you have received and reviewed a copy of the Plan;

•
that you understand that participation in the Plan requires that you agree to the terms of the Plan (including, without limitation, the covenants set forth in Section 7 of the Plan) and the terms set forth below, and that you irrevocably and voluntarily agree to those terms; and

•	that you have had the opportunity to carefully evaluate this opportunity and desire to participate in the Plan according to the terms and conditions set forth therein and in this offer letter.
Your participation in the Plan will be effective upon the commencement of your employment with Visa, subject to your signing and returning this offer letter to Visa.
With regard to your participation in the Plan, you and the Company (hereinafter referred to as the “parties”) hereby agree as follows:

1.	Your first date of employment with the Company will be your “Eligibility Date” for purposes of your becoming a Participant in the Plan.

2.
If, while the Plan and this offer letter are in effect, you incur a Covered Termination, you will be eligible to receive the Severance Benefits set forth in Section 4(b) of the Plan, subject to the terms and conditions of the Plan.

3.
If you become eligible to receive the Severance Benefits under the Plan, as a condition to their receipt (other than the Accrued Amounts and Other Benefits), you must (i) execute and not revoke a Waiver and Release in substantially the form attached to the Plan as Exhibit A (which form may be modified by the Company only to the extent the Company determines in good faith that any such modification is necessary to make it valid and encompassing under applicable law) within the time periods set forth in the Plan, (ii) comply with the restrictive covenants set forth in Section 7 of the Plan, and (iii) promptly resign from any position as an officer, director or fiduciary of any subsidiary or affiliate of the Company (and take any action reasonably requested by the Company to effectuate such resignation).

4.
You acknowledge that as a Participant in the Plan you will not be eligible to participate in and hereby waive your right to receive severance pay or benefits under, any other Company severance plan, policy or agreement.

5.
You understand that the waiver set forth in Section 4 above is irrevocable for so long as the terms of this offer letter and the Plan remain in effect and that this offer letter and the Plan set forth the entire agreement between the parties with respect to any subject matter covered herein.

6.	Your status as a Participant in the Plan will end on your termination of employment for any reason other than a “Covered Termination” as defined in Section 2(h) of the Plan.

7.
You agree that (i) your acceptance of this offer letter results in your enrollment and participation in the Plan pursuant to the terms and conditions of the Plan and this offer letter, and (ii) the terms in this offer letter related to the Plan may not be amended or terminated except pursuant to Section 11 of the Plan.

You also will be subject to the Visa Inc. Clawback Policy (the “Policy”). This Policy allows the board of directors to recoup any excess incentive compensation paid to members of the executive leadership team if the financial results on which the awards were based are materially restated due to fraud, intentional misconduct or gross negligence of the executive. In order to demonstrate your receipt of the Clawback Policy and understanding of how it may impact your compensation, please sign and return the enclosed Clawback Policy Acknowledgement. A copy of the Policy is attached to the Acknowledgement form.
* * *
In accepting employment with Visa, you represent that you are not under any contractual restrictions, express or implied, with respect to any of your prior positions that will impact your ability to fully meet the needs of this or future positions at Visa. In addition, you agree to be bound by and to comply fully with all Visa policies and procedures for employees.
Nothing in this offer letter is intended to create a fixed term of employment at Visa. Your employment at Visa is on an at will basis, meaning that subject to the terms and conditions of the Plan, Visa will be free to terminate your employment at any time, and that you will be free to resign from your employment with Visa at any time.
In line with our normal practices, this offer of employment (as well as continued employment) is subject to you completing, signing and returning (a) the enclosed Proprietary Information and Inventions Agreement; and (b) a Directors’ and Officers’ Questionnaire Update, which will be provided to you under separate cover. Furthermore, in compliance with the Immigration Reform and Control Act of 1986, each new employee, as a condition of employment, must complete an Employment Verification Form I-9 and present proof of identity and employment eligibility. Enclosed you will find a list of approved forms of identification, which we ask you to please provide on or before your start date.
This offer letter, the Make-Whole Award, the Initial Equity Award, the Plan, the Policy, the Clawback Policy Acknowledgement and the Proprietary Information and Inventions Agreement will form the complete and exclusive statement of your employment agreement with Visa. It supersedes any other agreements or promises made to you by anyone, whether oral or written, and it can only be modified in a written agreement signed by you and by duly authorized representative of the Board of Directors.
If you accept this offer of employment, please sign and date this letter in the space provided below and return a copy of the letter and the Confidential Information and Proprietary Agreement, to Kelly Mahon Tullier, Executive Vice President and General Counsel, in the self-addressed envelope provided.
Please contact Suzanne Nora Johnson if you have any questions. We look forward to having you join Visa Inc.

Sincerely,
VISA INC.
By:        /s/ Robert W. Matschullat
Name:    Robert W. Matschullat

Title:	Independent Chair of the Board of Directors of Visa Inc.
By:        /s/ Suzanne Nora Johnson
Name:    Suzanne Nora Johnson

Title:	Chair, Compensation Committee of the Board of Directors of Visa Inc.

ACCEPTED AND AGREED TO this 17th day of October, 2016.
Alfred F. Kelly Jr.

/s/ Alfred F. Kelly Jr
Signature